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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated March 13, 1998 and to all references to our Firm included in or made part of this Registration Statement.

                                          ARTHUR ANDERSEN LLP


San Jose, California
May 1, 1998